1 CUSTOMERS BANCORP, INC. 2019 STOCK INCENTIVE PLAN PERFORMANCE STOCK UNIT AWARD GRANT NOTICE Customers Bancorp, Inc., (the “Company”) hereby grants to the holder listed below (the “Participant”), an award of performance stock units (“PSUs”), pursuant to this Performance Stock Unit Award Grant Notice (this “Grant Notice”) and the Performance Stock Unit Award Agreement (the “Agreement”) delivered in connection with this Grant Notice. The PSUs granted pursuant to this Grant Notice and the Agreement represent the target number of PSUs that may become earned and vested based on the level of achievement of the Performance Goals (as defined on Schedule A). This award of PSUs is subject to all of the terms and conditions set forth herein, in the Agreement and in the 2019 Stock Incentive Plan (the “Plan”), each of which is incorporated herein by reference. Unless otherwise defined herein, capitalized terms used in this Grant Notice (which includes the attached Schedule A) shall have the meanings set forth in the Plan. Participant: [NAME] Grant Date: [DATE] Target Award: [NUMBER] PSUs Performance Goals The Performance Goals are set forth on Schedule A. Performance Period As set forth on Schedule A, the three-year period beginning on January 1, 2025 and ending on December 31, 2027 (the “Performance Period”). Vesting Schedule: The PSUs will become earned and vested based on the performance level achieved with respect to the Performance Goals and the Participant’s continued employment or service with the Company through the third anniversary of the Grant Date (the “Vesting Date”). The number of PSUs set forth above is equal to the target number of shares of Company’s common stock, par value $1.00 per share (“Company Stock”), that the Participant will earn and become vested in for 100% achievement of the Performance Goals (referred to as the “Target Award”). The actual number of Company Stock that the Participant will become earned and vested in with respect to the PSUs may be greater or less than the Target Award, or even zero, and will be based on the performance level achieved by the Company with respect to the Performance Goals set forth on Schedule A. PSUs can be earned and vested with respect to some or all of the Performance Goals. The performance level is measured based on the performance levels set forth on Schedule A. Each performance level is calculated as a percentage of target level performance. If actual performance with respect to the Performance Goals is between performance levels, the number of PSUs earned and vested with respect to those Performance Goals, if any, will be interpolated on a straight line basis for pro-rata achievement of the Performance Goal. Failure to achieve at least 80% performance level with respect to any Performance Goal will result in no PSUs being earned and vested with respect to that Performance Goal. Any fractional PSUs resulting from the vesting of the PSUs in accordance

2 with the terms herein shall be rounded down to the nearest whole number. The Agreement sets forth additional vesting terms in the event of the Participant’s separation from service or the occurrence of a Corporate Event. Payment of PSUs: Upon vesting of the PSUs, the Participant will receive payment as described in Section 1.7 of the Agreement. IN WITNESS WHEREOF, the Company has caused an officer to execute this Grant Notice, and the Participant has placed the Participant’s signature hereon, effective as of the Grant Date. CUSTOMERS BANCORP, INC. By accepting this award of PSUs, the Participant (a) acknowledges that the Participant has read this Grant Notice and the Agreement and understands the terms and conditions set forth herein, (b) accepts the Award of the PSUs described in this Grant Notice and the Agreement, (c) agrees to be bound by the terms and conditions of this Grant Notice and the Agreement, including the Restrictive Covenants attached as Exhibit A to the Agreement, (d) acknowledges delivery of the Plan and the Plan prospectus together with this Agreement, as well as the Company’s Insider Trading Policy and the Company’s Clawback Policy, and (e) agrees that all decisions and determinations of the Committee with respect to the PSUs, this Grant Notice and the Agreement shall be final and binding. The Participant confirms acceptance of this Award by clicking the “Accept” (or similar wording) button on the award acceptance screen of the Participant’s UBS equity award account at UBS One Source. If the Participant does not accept this Award by the deadline established by the Company, the award will be forfeited in its entirety.

SCHEDULE A
PERFORMANCE GOALS

Performance Period: January 1, 2025 to December 31, 2027

The number of PSUs that may become earned and vested shall be determined based on the actual performance level achieved with respect to the following performance measures during the Performance Period: (1) the Company's three-year Total Shareholder Return relative to that of its Peer Group (defined below) ("*Three-Year TSR*"); (2) the Company's three-year Return on Average Common Equity relative to that of its Peer Group (defined below) ("*Return on Average Common Equity*"); and (3) the Company's three-year average of Quarterly Non-Performing Assets to Total Assets as of each calendar quarter end date relative to that of the Company's Peer Group (defined below) ("*Average Quarterly Non-Performing Assets*") (collectively referred to as the "*Performance Goals*," and each individual measure, a "*Performance Goal*").

The chart below sets forth the applicable weighting of each Performance Goal at each performance level for the Performance Period, and the corresponding notes to this chart provide additional clarifying information:

No.	Performance Goal	Weight	Performance Level (Measured Against the Median of the Peer Group)	PSUs Earned and Vested as a Percentage of Target
(1)	Three-Year TSR	33.33%	> 80%	0%
			80%	50%
			100% (Target)	100%
			110%	125%
			120%	150%
(2)	Return on Average Common Equity	33.33%	> 80%	0%
			80%	50%
			100% (Target)	100%
			110%	125%
			120%	150%
(3)	Average Quarterly Non-Performing Assets	33.34%	> 80%	0%
			80%	50%
			100% (Target)	100%
			110%	125%

3

4 120% 150% 1. Performance Goal Attainment. The actual number of PSUs earned and vested will be determined by the Committee in its sole discretion based on the actual performance level achieved with respect to each Performance Goal. If the actual performance level achieved for any Performance Goal is less than 80% for the applicable Performance Goal, then no PSUs will be earned and vested for that Performance Goal pursuant to this Award. At least 80% performance may be achieved for one Performance Goal and not another based on the Company’s actual performance during the applicable Performance Period. The actual number of PSUs earned and vested will be determined by the Committee based on the actual performance level achieved with respect to each Performance Goal during the Performance Period, factoring in the weighting for each Performance Goal. The maximum number of PSUs that may become earned and vested pursuant to this Award is capped at 150% of the Target Award. Any fractional PSUs resulting from the vesting of the PSUs in accordance with the terms herein shall be rounded down to the nearest whole number. If the Company’s TSR is negative, regardless of the level of attainment of the Three-Year TSR, the maximum amount of PSUs applicable to the Three-Year TSR Performance that can vest is target level. 2. Calculation of Three-Year TSR. At the end of the Performance Period, the TSR for the Company and for each company in the Peer Group shall be calculated as a percentage determined by dividing (A) (i) the average closing common stock price for the 20 consecutive trading days ending on the last trading day in the Performance Period, plus (ii) the sum of all dividends paid on the applicable common stock during the Performance Period assuming dividend reinvestment as of the ex-dividend date, minus (iii) the average closing common stock price for the 20 consecutive trading days immediately preceding the first day of the Performance Period, with dividends during the 20 consecutive trading days reinvested as of the ex-dividend date, if applicable, by (B) (i) the average closing common stock price for the 20 consecutive trading days immediately preceding the first day of the Performance Period with dividends during the 20 consecutive trading days reinvested as of the ex-dividend date, if applicable. The aforementioned closing stock prices will be as adjusted for stock splits or similar changes in capital structure. 3. Calculation of Return on Average Common Equity. At the end of the Performance Period, Return on Average Common Equity for the Company and for each company in the Peer Group shall be calculated as a percentage determined by dividing (A) the sum of the Average Common Equity for each calendar quarter during the Performance Period, by (B) a denominator equal to the number of calendar quarters during the Performance Period. 4. Calculation of Average Quarterly Non-Performing Assets. At the end of the Performance Period, Average Quarterly Non-Performing Assets for the Company and for each company in the Peer Group shall be calculated as a percentage determined by dividing (A) the sum of (i) Quarterly Non-Performing Assets divided by (ii) Total Assets for each calendar quarter end during the Performance Period, by (B) a denominator equal to the number of calendar quarters during the Performance Period. 5. Peer Group. The term “Peer Group” Group means the companies listed in the table below: Ameris Bancorp Fulton Financial Corp. Associated Banc-Corp. Independent Bank Corp. Atlantic Union Bkshs Corp. Northwest Bancshares, Inc. Axos Financial Inc. Old National Bancorp BankUnited Inc. Pinnacle Financial Partners Commerce Bancshares Inc. Provident Financial Services

5 Community Bank System Inc. Sandy Spring Bancorp, Inc. Eastern Bankshares Inc. TowneBank F.N.B. Corp. United Bankshares Inc. FB Financial Corp. United Community Banks Inc. First Busey Corp. WesBanco Inc. First Financial Bancorp WSFS Financial Corp. First Merchants Corp. a. No company shall be added to the Peer Group during the Performance Period. b. In the event of a merger, acquisition or business combination transaction of a company in the Peer Group in which the company in the Peer Group is the surviving entity and remains publicly traded, the surviving entity shall remain a company in the Peer Group. Any entity involved in the transaction that is not the surviving company shall no longer be a company in the Peer Group. c. In the event of a merger, acquisition or business combination transaction of a company in the Peer Group, a “going private” transaction or other event involving a company in the Peer Group or the liquidation of a company in the Peer Group, in each case where the company in the Peer Group is not the surviving entity or is no longer publicly traded, the company shall no longer be a company in the Peer Group. d. Notwithstanding the foregoing, in the event of a bankruptcy of a company in the Peer Group where the company in the Peer Group is not publicly traded at the end of the Performance Period, such company shall remain a company in the Peer Group but shall be deemed to have a TSR, Return on Average Common Equity and Average Quarterly Non-Performing Assets of negative 100% (- 100%). 6. Corporate Event. In the event of a Corporate Event prior to the last day of the Performance Period, the Committee will calculate the “Corporate Event Performance Level” based on (x) the Company’s Three-Year TSR, as compared to the Peer Group, as of the Reference Date (as defined below), (y) the Return on Average Common Equity, as compared to the Peer Group, as of the Reference Date, and (z) the Average Quarterly Non-Performing Assets, as compared to the Peer Group, of the Reference Date. The “Reference Date,” for any of the above described Performance Goals, shall refer to performance through and including the most recent of (A) the end of the fiscal quarter immediately preceding the fiscal quarter in which the Corporate Event occurs, or (B) the date of the Corporate Event if the Corporate Event occurs on the last day of a fiscal quarter Corporate Event, in each case, as determined by the Committee in its sole discretion.

6 CUSTOMERS BANCORP, INC. PERFORMANCE STOCK UNIT AWARD AGREEMENT Pursuant to the Performance Stock Unit Award Grant Notice (the “Grant Notice”) with which this Performance Stock Unit Award Agreement (this “Agreement”) is associated, Customers Bancorp, Inc. (the “Company”) has granted to the Participant (as set forth in the Grant Notice) the number of performance stock units (“Performance Stock Units” or “PSUs”) set forth in the Grant Notice. RECITALS WHEREAS, the Company maintains the Customers Bancorp, Inc. 2019 Stock Incentive Plan (the “Plan”), which provides for the grant of PSUs; WHEREAS, the Participant is employed by or is otherwise providing services to the Company and its Affiliates (together, the “Employer”); WHEREAS, pursuant to the actions of the Committee established under the Plan, the Company wishes to make a grant of PSUs to the Participant pursuant to the terms of the Plan, subject to the additional terms and conditions set forth herein; and WHEREAS, this Agreement is made pursuant to the Plan and is subject in its entirety to all applicable provisions of the Plan and capitalized terms used herein and not otherwise defined will have the meanings set forth in the Plan and the Grant Notice. NOW, THEREFORE, the Company and the Participant, intending to be legally bound, hereby agree as follows: ARTICLE I. GRANT OF PERFORMANCE STOCK UNITS 1.1 Grant and Acceptance of PSUs. Pursuant to the Grant Notice and upon the terms and conditions set forth in this Agreement, including, but not limited to, the restrictive covenants set forth on Exhibit A hereto (the “Restrictive Covenants”), and in the Plan, effective as of the Grant Date set forth in the Grant Notice, the Company hereby grants to the Participant an award of PSUs in consideration of the Participant’s past and/or continued employment with or service to the Employer and for other good and valuable consideration. Each PSU represents the right of the Participant to receive a share of the Company Stock on the applicable payment date set forth in Section 1.7 below. The Participant hereby acknowledges and agrees to be bound by the Restrictive Covenants set forth in Exhibit A and agrees that the Company’s willingness to grant the PSUs and enter into this Agreement is in consideration for the Participant’s acknowledgement and agreement to be bound by the Restrictive Covenants. 1.2 Performance Goals. The Committee shall, as soon as practicable following the last day of the Performance Period, determine (i) the extent, if any, to which, the Performance Goals have been achieved with respect to the Performance Period and (ii) the number of shares of Company Stock, if any, earned upon attainment of the Performance Goal. Such determination shall be final, conclusive and binding on the Participant, and on all other persons, to the maximum extent permitted by law. In the event that the Committee makes a final determination that the Performance Goals have not been achieved, the Participant shall have no further rights to receive shares of Company Stock hereunder. 1.3 Performance Stock Unit Account. The PSUs represent hypothetical shares of Company Stock, and not actual shares of stock. The Company shall establish and maintain a PSU account, as a bookkeeping account on its records, for the Participant and shall record in such account the number of PSUs granted to the Participant. No shares of Company Stock shall be issued to the Participant at the time the

7 grant is made, and the Participant shall not be, and shall not have any of the rights or privileges of, a stockholder of the Company with respect to any PSUs recorded in the PSU account. The Participant shall not have any interest in any fund or specific assets of the Company by reason of this Award or the PSU account established for the Participant. 1.4 Vesting Schedule. Subject to Section 1.6 below, the PSUs shall vest and become nonforfeitable with respect to the applicable portion thereof according to the vesting schedule set forth in the Grant Notice. 1.5 Consideration to the Company. In consideration of the grant of the award of PSUs pursuant hereto, the Participant agrees to render faithful and efficient services to the Employer. 1.6 Termination; Corporate Event. (a) Other than as set forth in Section 1.6(c), Section 1.6(d) or Section 1.6(e) below, if the Participant ceases to be employed by, or provide service to, the Employer for any reason before the Vesting Date, any unvested PSUs shall automatically terminate and shall be forfeited as of the date of the Participant’s Termination, irrespective of the level of achievement of the Performance Goals. No payment shall be made with respect to any unvested PSUs that terminate as described in this Section 1.6(a). (b) Unless otherwise determined by the Committee, the vesting of the PSUs will be suspended during the period of any approved leave of absence in which the Participant has a right to reinstatement. (c) In the event the Participant dies while employed by, or providing service to, the Employer and before the Vesting Date, any unvested PSUs shall become fully vested as of the date of the Participant’s death at the Target Award level (or, if a Corporate Event has occurred, at the Corporate Event Performance Level (as described in Section 6 of Schedule A)) on the date of the Participant’s death. (d) Except as set forth in Section 1.6(e) below, in the event of the Participant’s Termination by reason of a Qualifying Retirement (as defined below) prior to the Vesting Date, any unvested PSUs shall remain outstanding and continue to vest over the Performance Period and the achievement of the Performance Goals shall be determined following the last day of the Performance Period; provided that the Participant continues to comply with this Agreement, including the Restrictive Covenants, through the Vesting Date or such shorter period set forth in the Restrictive Covenants. In the event that the Participant breaches this Agreement, including the Restrictive Covenants, or the terms of any separation or other similar agreement entered into with the Employer, (i) any unvested PSUs or undelivered shares of Company Stock shall be automatically forfeited and cancelled without any further actions on the part of any party, irrespective of the level of achievement of the Performance Goals, and (ii) the Committee, in its sole discretion, may require the Participant to surrender shares of Company Stock received, and to disgorge any profits (however defined by the Committee), made or realized by the Participant in connection with this Agreement or the PSUs granted hereunder. The Company may require that the Participant attest periodically that the Participant is in compliance with the Restrictive Covenants using a form prescribed by the Company. (e) In the event of a Corporate Event prior to the Vesting Date, the PSUs will vest at the CoC Performance Level on the Vesting Date, provided that, except as set forth in subsections (i) and (ii) below, the Participant has not incurred a Termination prior to the Vesting Date.

8 (i) Notwithstanding the foregoing, (x) if the Participant’s Termination on account of a Qualifying Retirement occurs prior to the Vesting Date and prior to the date of a Corporate Event, the PSUs shall vest on the date of the Corporate Event at the Corporate Event Performance Level and (y) if the Participant’s Termination on account of a Qualifying Retirement occurs prior to the Vesting Date and after the date of a Corporate Event, any unvested PSUs shall become fully vested at the Corporate Event Performance Level as of the date of such Termination. (ii) If upon or within one year following a Corporate Event that occurs before the Vesting Date, the Participant’s employment or service is involuntarily terminated by the Employer, other than for Cause, any unvested PSUs shall become fully vested at the Corporate Event Performance Level as of the date of such Termination. (f) “Qualifying Retirement” shall mean the Participant’s Termination other than by the Employer for Cause, and other than on account of death, where (i) at the time of such Termination the Participant has both completed five years of employment or service with the Employer from the most recent date of hire or engagement and attained age 60, (ii) the Participant provided notice of intent to the retire to the Employer no later than six months in advance of the date that the Participant intends to retire, and (iii) at the time of such Termination, the Participant executes and does not revoke a standard release of claims in favor of the Employer and an attestation that the Restrictive Covenants and any other restrictive covenants applicable to the Participant continue to apply to the Participant following Termination. 1.7 Settlement of PSUs. (a) Shares of Company Stock equal to the number of PSUs that the Participant earns upon achievement of the Performance Goals and becomes vested in pursuant to the Vesting Schedule set forth in the Grant Notice and Section 1.6 above, shall be issued to the Participant within 60 days following the earliest of: (i) the Vesting Date; (ii) the date of the Participant’s Termination due to the Participant’s death; (iii) if the PSUs vest in accordance with Section 1.6(e)(i)(x), the date of the Corporate Event; provided that the Corporate Event is a Qualifying Change in Control; (iv) if the PSUs vest in accordance with Section 1.6(e)(i)(y) or Section 1.6(e)(ii), in either case within two years following the Corporate Event and the Corporate Event is a Qualifying Change in Control, the date of Termination; and (v) the date of the Corporate Event, if the Committee exercises its discretion to vest and deliver shares of Company Stock (or other consideration) to the Participant pursuant to Section 11(b)(2) of the Plan, consistent with Section 409A of the Code (“Section 409A”). (b) All obligations of the Company under this Agreement shall be subject to the rights of the Employer as set forth in the Plan to withhold amounts required by law to be withheld for any federal (including FICA), state, local and other taxes, with respect to the payment of the PSUs (“Withholding Taxes”). The Participant shall be required to pay to the Employer, or make other arrangements satisfactory to the Employer to provide for the payment of, any Withholding Taxes. If permitted by the Committee, the Participant may elect to, or the Company may require that the Participant, satisfy any Withholding Tax obligation of the Employer with respect to the PSUs by having shares of Company Stock withheld to satisfy the applicable withholding tax rate for federal (including FICA), state, local and other tax liabilities under procedures established by the Company. Unless the Committee

9 determines otherwise, share withholding for taxes shall not exceed the Participant’s minimum applicable tax withholding amount. (c) The obligation of the Company to deliver Company Stock shall also be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of shares, the shares may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The issuance of shares to the Participant pursuant to this Agreement is subject to any applicable Withholding Taxes and other laws or regulations of the United States or of any state having jurisdiction thereof. (d) Neither the Participant, nor any person entitled to receive payment in the event of the Participant’s death, shall have any of the rights and privileges of a stockholder with respect to shares of Company Stock, including voting or dividend rights, until certificates for shares have been issued upon payment of the PSUs. 1.8 “Qualifying Change in Control” means, with respect to the Company, a Change in Control that is a “change in control event” within the meaning of Treasury Regulation 1.409A-3(i)(5). ARTICLE II. OTHER PROVISIONS 2.1 Assignment and Transfers. Except as the Committee may otherwise permit pursuant to the Plan, the rights and interests of the Participant under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution. In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of the PSUs or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the PSUs by notice to the Participant, and the PSUs and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, Subsidiaries, and Affiliates. This Agreement may be assigned by the Company without the Participant’s consent. 2.2 Tax Consultation. The Participant understands that the Participant may suffer adverse tax consequences in connection with the PSUs granted pursuant to this Agreement (and any settlement of the PSUs). The Participant represents that the Participant has consulted with any tax consultants the Participant deems advisable in connection with the PSUs and the settlement of the PSU and that the Participant is not relying on the Company for any tax advice. 2.3 Notices. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the Senior Vice President, Total Rewards, at the corporate headquarters of the Company, and any notice to the Participant shall be addressed to such Participant at the current address shown on the payroll of the Employer, or to such other address as the Participant may designate to the Employer in writing. Any notice shall be delivered by hand, or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service or by the postal authority of the country in which the Participant resides or to an internationally recognized expedited mail courier. 2.4 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

10 2.5 Governing Law. The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflicts of laws provisions thereof. 2.6 Conformity to Applicable Law. The Participant acknowledges that this Agreement is intended to conform to the extent necessary with all provisions of any applicable law. Notwithstanding anything herein to the contrary, this Agreement shall be administered, and the PSUs are granted, only in such a manner as to conform to applicable law. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable law. 2.7 Company Policies. The Participant agrees that the PSUs shall be subject to any applicable clawback or recoupment policies, share trading policies and other policies that may be implemented by the Board or imposed under applicable rule or regulation from time to time. No PSUs shall be earned until the Participant has met all the conditions of the PSUs, and any clawback, recoupment or forfeiture provisions of any applicable clawback, recoupment or forfeiture policy have been applied (and any provided amount, as applicable, shall be deemed an advance that remained subject to the Participant satisfying all eligibility conditions for earning the amounts deferred, accrued, or credited under the Plan). 2.8 Award Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and payment of the PSUs are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to Withholding Taxes, (b) the registration, qualification or listing of the shares of Company Stock, (c) changes in capitalization of the Company and (d) other requirements of applicable law. The Committee may amend the terms of the PSUs to the extent permitted by the Plan. The Committee shall have the authority to interpret and construe the PSUs pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder. 2.9 No Employment or Other Rights. The grant of the PSUs shall not confer upon the Participant any right to be retained by or in the employ or service of any Employer and shall not interfere in any way with the right of any Employer to terminate the Participant’s employment or service at any time. The right of any Employer to terminate at will the Participant’s employment or service at any time for any reason is specifically reserved. 2.10 Entire Agreement. The Grant Notice and this Agreement (including the Restrictive Covenants attached as Exhibit A) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof. 2.11 Permissive Deferral. The Committee may permit or require the Participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to such Participant in connection with the PSUs. If any such deferral election is permitted or required, the Committee shall establish rules and procedures for such deferrals and may provide for interest or other earnings to be paid on such deferrals. The rules and procedures for any such deferrals shall be consistent with applicable requirements of Section 409A. 2.12 Application of Section 409A of the Code. This Award of PSUs is intended to be exempt from or comply with the applicable requirements of Section 409A and shall be administered in accordance with Section 409A. Notwithstanding anything in this Agreement to the contrary, if the PSUs constitute “deferred compensation” under Section 409A and the PSUs become vested and settled upon the Participant’s termination of employment, payment with respect to the PSUs shall be delayed for a period of six months after the Participant’s termination of employment if the Participant is a “specified employee”

11 as defined under Section 409A (as determined by the Committee), if required pursuant to Section 409A. If payment is delayed, the shares of Company Stock shall be distributed within 30 days of the date that is the six-month anniversary of the Participant’s termination of employment. If the Participant dies during the six-month delay, the shares shall be distributed in accordance with the Participant’s will or under the applicable laws of descent and distribution. Notwithstanding any provision to the contrary herein, payments made with respect to this Award of PSUs may only be made in a manner and upon an event permitted by Section 409A. All payments to be made upon a termination of employment or service hereunder may only be made upon a “separation from service” as defined under Section 409A, and all payment to be made upon a Corporate Event may only be made upon a “change in control event” within the meaning of Treasury Regulation 1.409A-3(i)(5), to the extent required under Section 409A. To the extent that any provision of this Agreement would cause a conflict with the requirements of Section 409A, or would cause the administration of the PSUs to fail to satisfy the requirements of Section 409A, such provision shall be deemed null and void to the extent permitted by applicable law. In no event shall the Participant, directly or indirectly, designate the calendar year of payment. If the PSUs constitute “deferred compensation” under Section 409A and payment is subject to the execution of a release of claims in favor of the Employer and its Affiliates, and if payment with respect to the PSUs that is subject to the execution of the release could be made in more than one taxable year, payment shall be made in the later taxable year.

12 Restrictive Covenants Addendum The Agreement and Exhibit A are governed by Pennsylvania law, but if Participant primarily resides or work in another state and it is found that that state’s law applies to the restrictive covenants in Section 1 of Exhibit A, then the relevant state portion of this Restrictive Covenants Addendum replaces and supersedes, where applicable, the corresponding provisions of Section 1 of Exhibit A. California If Participant primarily resides or works in California and it is found that California law applies to this Agreement or any dispute arising from this Agreement, then the restrictive covenants in Section 1 shall not apply to Participant after their termination of employment or service with the Company. Any conduct relating to solicitation that involves the misappropriation of the Company’s trade secret information, such as the use, retention or distribution of the Company’s protected customer information, will remain prohibited conduct at all times, and nothing in this Agreement shall be construed to limit or eliminate any rights or remedies the Company may have under this Agreement, trade secret law, unfair competition law, or other laws applicable in California absent this Agreement. The Company will not attempt to enforce any agreement or provision of any agreement to the extent deemed unenforceable under California Business and Professions Code Section 16600. Colorado The restrictive covenant in Section 1(a)(i) does not apply to Participant unless Participant’s annualized cash compensation from the Company exceeds $76,254 for 2025 (or the earnings threshold in effect as adjusted annually by the Colorado Division of Labor Standards and Statistics in the Department of Labor and Employment). This Agreement contains restrictive covenants. Participant must review the restrictive covenants carefully. Participant acknowledges that they have been provided with a separate written notice and a copy of this Agreement at least 14 days before the earlier of the effective date of the Agreement or the effective date of any additional compensation or change in the terms or conditions of employment that provides consideration for the covenant not to compete. Participant acknowledges that they were provided the separate written notice in the language in which they communicate with the Company about their performance, and their signature above acknowledges receipt of this notice. Illinois If Participant primarily resides or works in Illinois and it is found that Illinois law applies to this Agreement or any dispute arising from this Agreement, then the restrictive covenants in Section 1(a)(i) and (ii) shall not apply unless Participant’s annual compensation meets or exceeds $45,000 (with the earnings threshold increasing by $2,500 every five years from January 1, 2027, through January 1, 2037). Participant further agrees that if, at the time Participant signs the Agreement, their earnings do not

13 meet the earnings threshold, then the restrictive covenants in Section 1(a)(i) and (ii) will automatically become enforceable against them if and when they begin earning an amount equal to or greater than the earnings threshold. If the Company terminates, furloughs, or lays Participant off as the result of business circumstances or governmental orders related to the COVID-19 pandemic or under circumstances that are similar to the COVID-19 pandemic, then the restrictive covenants in Section 1(a)(i) and (ii) will not apply to Participant unless enforcement of the covenant includes compensation equivalent to Participant’s base salary at the time of termination for the period of enforcement minus compensation earned through subsequent employment during the period of enforcement. Participant agrees that the restrictive covenants in Section 1 apply are supported by sufficient and adequate consideration. Participant acknowledges that that they have been provided with this Agreement at least 14 days before executing this Agreement. Participant further acknowledges that they have been advised to consult with an attorney before signing this Agreement. Louisiana If Participant primarily resides or works in Louisiana and it is found that Louisiana law applies to this Agreement or any dispute arising from this Agreement, Participant agrees that the restrictive covenants in Section 1, as applied within the State of Louisiana, include every parish and municipality in the State, which include Acadia Parish, Allen Parish, Ascension Parish, Assumption Parish, Avoyelles Parish, Beauregard Parish, Bienville Parish, Bossier Parish, Caddo Parish, Calcasieu Parish, Caldwell Parish, Cameron Parish, Catahoula Parish, Claiborne Parish, Concordia Parish, De Soto Parish, East Baton Rouge Parish, East Carroll Parish, East Feliciana Parish, Evangeline Parish, Franklin Parish, Grant Parish, Iberia Parish, Iberville Parish, Jackson Parish, Jefferson Davis Parish, Jefferson Parish, La Salle Parish, Lafayette Parish, Lafourche Parish, Lincoln Parish, Livingston Parish, Madison Parish, Morehouse Parish, Natchitoches Parish, Orleans Parish, Ouachita Parish, Plaquemines Parish, Pointe Coupee Parish, Rapides Parish, Red River Parish, Richland Parish, Sabine Parish, St. Bernard Parish, St. Charles Parish, St. Helena Parish, St. James Parish, St. John the Baptist Parish, St. Landry Parish, St. Martin Parish, St. Mary Parish, St. Tammany Parish, Tangipahoa Parish, Tensas Parish, Terrebonne Parish, Union Parish, Vermilion Parish, Vernon Parish, Washington Parish, Webster Parish, West Baton Rouge Parish, West Carroll Parish, West Feliciana Parish, and Winn Parish. North Dakota If the Participant primarily resides or works in North Dakota and it is found that North Dakota law applies to this Agreement or any dispute arising from this Agreement, then the restrictive covenants in Section 1 shall not apply after their termination of employment or service with the Company. However, any conduct relating to the restrictive covenants in Section 1 that involves the misappropriation of the Company’s trade secret information

14 will remain prohibited conduct at all times, and nothing in this Agreement shall be construed to limit or eliminate any rights or remedies the Company may have under this Agreement, trade secret law, unfair competition law, or other laws applicable in North Dakota absent this Agreement. Virginia If Participant primarily resides or works in Virginia and it is found that Virginia law applies to this Agreement or any dispute arising from this Agreement, then Participant agrees that the restrictive covenants in Section 1 are reasonably limited in nature and do not prohibit employment with a competing business in a non-competitive position. Washington The restrictive covenants in Section 1 do not restrict solicitation of former customers of the Company or the mere acceptance or transaction of business with a customer. In addition to the other forms of protected conduct, nothing in the Agreement prohibits disclosure or discussion of conduct Participant reasonably believes to be illegal discrimination, illegal harassment, illegal retaliation, a wage-and-hour violation, or sexual assault, or that is recognized as against a clear mandate of public policy. Participant acknowledges that they have been provided with this Agreement and had the opportunity to review and consider the terms of this Agreement before executing this Agreement.